Exhibit 10(T)

DEFERRED PAYMENT PLAN

FOR DIRECTORS OF

BRYN MAWR TRUST COMPANY

(As Amended and Restated Effective January 1, 2000)

1.	Purpose.

The purpose of this Plan is to provide each Eligible Director with the opportunity to select the timing of receipt of his or her Compensation.

2.	Eligibility.

Each Eligible Director shall be eligible to participate in this Plan.

3.	Definitions.

The following words and phrases shall have the meanings indicated, unless the context requires a different meaning:

(a) “Beneficiary” shall mean the person(s) designated to receive the balance of an Eligible Director’s Deferred Account upon the death of the Eligible Director.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Company” shall mean Bryn Mawr Trust Company.

(e) “Compensation” shall mean the cash compensation payable by the Company to an Eligible Director for his or her services as a member of the Board and committees thereof.

(f) “Deferred Account” shall mean a bookkeeping reserve account established in the books of the Company and maintained in accordance with Section 5, below, to record Compensation which an Eligible Director has elected to defer, plus earnings and minus losses thereon.

(g) “Effective Date” shall mean January 1, 2000, the effective date of the Plan as hereby amended and restated.

(h) “Election” shall mean the written election by an Eligible Director, pursuant to Section 4, below, to defer the receipt of all or a portion of his Compensation pursuant to this Plan.

(i) “Eligible Director” shall mean any member of the Board who is entitled to Compensation for his services as a member of the Board.

(j) “Plan” shall mean the Deferred Payment Plan for Directors of Bryn Mawr Trust Company, as set forth herein and as may be amended from time to time.

(k) “Valuation Date” shall mean the last day of each calendar quarter, or such other more frequent dates as the Company shall establish for purposes of valuing Accounts.

4.	Election.

(a) Prior to the commencement of a calendar quarter, an Eligible Director may make an Election, pursuant to which payment of a specified percentage or flat dollar amount of his Compensation earned during such calendar quarter and thereafter shall be deferred until a future date established pursuant to Section 6(b), below. The amount of Compensation specified in the Election shall be allocated to the Eligible Director’s Deferred Account as of the last date of each calendar quarter next following or coinciding with the date such Compensation would have been payable to the Eligible Director in the absence of the Election, or as soon as practicable thereafter. An Eligible Director’s Election must be in writing, and in such form as the Company shall prescribe.

(b) An Eligible Director may modify or revoke his or her Election effective as of the commencement of any calendar quarter, provided such modification or revocation is in writing in such form as the Company shall prescribe, and is delivered to the Company in advance of such calendar quarter.

(c) An Eligible Director’s Election, or subsequent modification or revocation thereof, shall remain in effect during all calendar quarters and calendar years after its effective date, unless and until modified or revoked, or a new Election is made, in accordance with the foregoing provisions of this Section 4.

5.	Administration of the Deferred Account.

(a) As of each Valuation Date the Company shall credit each Eligible Director’s Deferred Account with earnings (or losses) on the balance of the Deferred Account as of the immediately preceding Valuation Date in accordance with the investment options selected by the Eligible Director from the list of investment options made available by the Company for this purpose from time to time. The rate of return, positive or negative, shall be based on the actual performance of the mutual fund(s) or other investment vehicle(s) designated by the Company as investment options and selected by the Eligible Director, as if the balance of the Account were actually invested in such fund(s) or other investment vehicle(s), net of asset based charges, including, without limitation, money management fees and fund administrative expenses.

An Eligible Director’s selection of investment options may be modified effective as of any Valuation Date, provided such modification is made and delivered to the Company sufficiently in advance of such date to permit the Company to effect such modification as of such date. An Eligible Director’s selection of investment options, or modification thereof, shall be in writing, and in such form as the Company shall prescribe. The Company shall provide notice to the Eligible Directors of any change to such investment options sufficiently in advance of the change to permit the Eligible Directors to act in response thereto.

(b) Each Eligible Director’s Deferred Account shall be reduced by the portion of any reasonable Plan administration or maintenance expenses allocated thereto by the Company. The amount of such Plan expenses allocated to each Deferred Account shall be determined by multiplying the total of such expenses by a fraction, the numerator of which is the balance of such Deferred Account as of the Valuation Date immediately preceding or coinciding with such allocation, and the denominator of which is the aggregate balance of all Deferred Accounts as of such Valuation Date.

(c) The Company may, in its discretion, establish a trust for the purpose of accumulating assets to satisfy its obligations hereunder, or its obligations under this Plan and similar plans which it may establish for the benefit of members of the Board, or both members of the Board and employees of the Company. Such trust shall include such terms, restrictions and limitations as necessary to ensure that it will be treated as a “grantor trust” within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, with respect to the Company.

6.	Distributions from Deferred Account.

(a) All distributions from an Eligible Director’s Deferred Account shall be in cash.

(b) Each Eligible Director shall make an election, in writing and in such form as the Company shall prescribe, with respect to the date as of which distribution of his or her Deferred Account shall commence. The Eligible Director’s choice of such distribution dates shall be limited to the following:

(i) the date as of which he or she ceases to serve as a member of the Board;

(ii) the Eligible Director’s 65th birthday; or

(iii) that number of whole years (not greater than three (3)) after the date as of which the Eligible Director ceases to serve as a member of the Board.

In the absence of an election pursuant to this Section 6(b), the Eligible Director shall be deemed to have elected a distribution date of the February 1 of the calendar year following the calendar year in which he or she ceases to serve as a member of the Board.

An election pursuant to this Section 6(b), including a deemed election pursuant to the immediately preceding paragraph, may be modified, in writing and in such form as may be prescribed by the Company; provided, however, that no such modification shall be effective unless it is made prior to the calendar year in which such distribution date would occur in the absence of such modification; provided further, however, that the Board may, in its sole discretion and without any obligation to do so, and in accordance with the majority vote of all members of the Board excluding the affected Eligible Director, approve such attempted modification as if it had been effective.

(c) As soon as practicable following the distribution date established pursuant to Section 6(b), above, the balance of his or her Deferred Account shall be distributed to the Eligible Director in one of the following optional forms of distribution, as he or she may elect in writing in the form prescribed by the Company:

(i) annual installments payable for a number of whole years specified by the Eligible Director, which number shall not exceed ten (10); or

(ii) a single lump sum distribution.

Such election must be made prior to the calendar year in which such distribution date occurs in order to be effective, and any modification of such election shall be effective only if made prior to such calendar year. If an election under this Section 6(c) is not timely made, the Eligible Director shall be deemed to have elected to receive distributions in the form of option (ii). If a modification of such election is not timely made, the Eligible Director’s Deferred Account shall be distributed in accordance with the next most recent timely election or modification thereof; provided, however, that the Board may, in its sole discretion and without any obligation to do so, and in accordance with the majority vote of all members of the Board excluding the affected Eligible Director, approve such attempted modification as if it had been effective.

If distributions are to be made in installments, the amount of each installment shall be equal to the balance of the Deferred Account as of the Valuation Date preceding the date of distribution of the installment, divided by the number of installment payments remaining (including that installment). If the Eligible Director dies prior to the receipt of all installment distributions, the balance of the Deferred Account shall be distributed to his or her Beneficiary in a single lump sum. For this purpose, the balance of the Deferred Account shall be determined as of the Valuation Date immediately preceding the date of payment.

(d) In the event of an Eligible Director’s death prior to the distribution date established pursuant to Section 6(b), above, his or her Beneficiary shall receive the balance of the Eligible Director’s Deferred Account in a single lump sum as soon as practicable following the Eligible Director’s death. For purposes of this Section 6(d), the balance of the Deferred Account shall be the balance as of the Valuation Date preceding payment.

(e) Any amount distributed to an Eligible Director or Beneficiary under this Plan shall be subject to all applicable tax withholdings and other deductions mandated by law.

7.	Designation of Beneficiary.

(a) Each Eligible Director shall file with the Company a written designation, in the form prescribed by the Company, of one or more persons as Beneficiary to receive the balance of the Eligible Director’s Deferred Account upon his or her death. For this purpose, the balance of the Deferred Account shall be the balance as of the Valuation Date preceding payment. The Eligible Director may, from time to time, revoke or change his or her Beneficiary designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, change or revocation thereof, shall be effective unless received by the Company prior to the Eligible Director’s death.

(b) If no such Beneficiary designation is in effect at the time of the Eligible Director’s death, or if no designated Beneficiary survives the Eligible Director, the payment of the amount, if any, payable under the Plan upon his or her death shall be made to the Eligible Director’s estate.

8.	Amendment or Termination.

(a) The Board reserves the right at any time to amend or terminate the Plan in whole or in part, retroactively or prospectively, for any reason and without the consent of any Eligible Director or Beneficiary, provided that no such amendment may adversely affect the rights of an Eligible Director or a Beneficiary with respect to amounts credited to the Eligible Director’s Deferred Account prior to such amendment.

(b) Upon termination of the Plan, the balance of each Eligible Director’s Deferred Account shall be distributed to the Eligible Director in a single lump sum, based on the value thereof as of the Valuation Date immediately preceding the distribution.

9.	Miscellaneous.

(a) Nothing contained in the Plan shall give the Eligible Director the right to be retained in the service of the Company.

(b) If the Company shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, the Company may direct that any amount to which such person is entitled be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Company to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

(c) Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, encumbrance or garnishment by creditors of the Eligible Director or his or her Beneficiary, nor be subject in any manner to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

(d) It is the intention of the Company that the Plan shall be unfunded for Federal income tax purposes. Accordingly, this Plan constitutes a mere promise by the Company to make payments hereunder in the future, and each Eligible Director or, if applicable, his or her Beneficiary, shall have the status of a general unsecured creditor of the Company with respect to the Plan. Except as provided by the terms of any trust established pursuant to Section 5(c), above, neither an Eligible Director nor his or her Beneficiary shall have any right, title, or interest in or to any assets which the Company may hold to aid it in meeting its obligations hereunder. Such assets, whether held in trust or otherwise, shall be unrestricted corporate assets.

(e) All rights under this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.